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                                                                   EXHIBIT 10.aa

                           SIXTEENTH AMENDMENT TO THE
               HUFFY CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN

         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective June 1, 1988; and

         WHEREAS, the Sponsor desires to amend the Plan;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective as of January 1, 2004:

I.       Section 5.3 shall be added to the Plan to read as follows:

                           5.3 Limitation on Payments. Notwithstanding anything to the contrary set forth in the Plan, in the event that, at the time a Participant's Vested Benefit hereunder becomes payable, the Board of Directors of the Sponsor (the "Board") determines that the Sponsor has not accumulated with respect to such Participant assets equal to the entire amount of such Participant's Supplemental/Excess Benefit which is then payable, then the Sponsor shall pay to the Participant the largest amount of such currently payable Supplemental/Excess Benefit which the Board in its discretion determines may be paid from the assets which the Sponsor has accumulated for that purpose. The remaining portion of the Participant's Supplemental/Excess Benefit which has become payable shall be paid over the succeeding 24 months. Payment of such remaining portion (and accrued interest, as described below) shall be made, as determined by the Board in its discretion, in monthly installments, quarterly installments, a lump sum, or a combination of such methods. Interest shall accrue on any unpaid portion of the Participant's Supplemental/Excess Benefit at a rate equal to the rate currently payable on 10 year debt instruments issued by the United States Treasury as of the date on which the Participant's Supplemental/Excess Benefit originally becomes payable.

II.      In all other respects, the Plan shall remain unchanged.

         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of the 10th day of February, 2004.

                                                 HUFFY CORPORATION

                                                 By: /s/ Nancy A. Michaud
                                                     ---------------------------

                                                 Title:   Secretary